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                                                            EXHIBIT 11


                            INDEPENDENT AUDITORS' CONSENT


The Board of Trustees and Shareholders of
AIM Small Cap Opportunities Fund:

We consent to the use of our report on the AIM Small Cap Opportunities Fund (a series of AIM Special Opportunities Funds) dated September 4, 1998 included herein and the references to our firm under the headings "Financial Highlights" in the AIM Small Cap Opportunities Fund Prospectus and "Audit Reports" in the Statement of Additional Information.

                                        /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP


Houston, Texas
October 2, 1998